UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2012

MYREXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34275	26-3996918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Chipeta Way

Salt Lake City, UT 84108

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (801) 214-7800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreements.

On August 7, 2012, Myrexis, Inc. (the “Company”) entered into a letter agreement dated August 6, 2012 (the “Bulldog Shareholders Letter Agreement”) with Bulldog Investors and Brooklyn Capital Management LLC (collectively, the “Bulldog Shareholders”), who are beneficial owners of shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”). The Bulldog Shareholders Letter Agreement granted to the Bulldog Shareholders an exemption under Section 29 of the Company’s Tax Benefits Shareholder Rights Agreement, embodying a shareholder rights plan adopted on March 29, 2012 to protect the use of the Company’s net operating losses and certain other tax attributes (the “Plan”). Under the exemption, through the completion of the Company’s 2013 annual meeting of shareholders (the “2013 Annual Meeting”), the Bulldog Shareholders’ shareholdings must not at any time represent more than 9.9% ownership in the Company. Also through the completion of the 2013 Annual Meeting, the Bulldog Shareholders must cause the shares of Common Stock they own to be voted on any matter presented to the Company’s shareholders for their vote as the Board of Directors of the Company (the “Board”) recommends. The voting requirement is subject to the condition that Jason Aryeh is included in the Board majority approving the recommendation or, if he abstains or otherwise does not vote as a member of the Board on the matter, that he otherwise concurs with the Board’s recommendation.

On August 9, 2012, the Company entered into a letter agreement dated August 8, 2012 (the “MSMB Letter Agreement”) with MSMB Healthcare LP and certain of its affiliated funds and entities (collectively, the “MSMB Parties”). The MSMB Letter Agreement, which makes reference to the Plan, requires that, through the completion of the 2013 Annual Meeting of shareholders, the shareholdings of the MSMB Parties, Martin Shkreli (“Shkreli”) and their affiliates must at all times represent less than 4.99% ownership in the Company. Also through the completion of the 2013 Annual Meeting, the MSMB Parties, Shkreli and their affiliates must vote the shares of Common Stock they own on any matter presented to the Company’s shareholders for their vote as the Board recommends. The voting requirement is subject to the condition that Jason Aryeh is included in the Board majority approving the recommendation or, if he abstains or otherwise does not vote as a member of the Board on the matter, that he concurs with the Board’s recommendation. To the extent that the MSMB Letter Agreement contains provisions which are in addition to or inconsistent with provisions of a letter agreement among the Company and the MSMB Parties dated as of October 18, 2011 (the “2011 Letter Agreement”), the MSMB Letter Agreement provides that such additional and inconsistent provisions in the MSMB Letter Agreement are incorporated by reference into the 2011 Letter Agreement, superseding provisions in the 2011 Letter Agreement which are inconsistent with the provisions of the MSMB Letter Agreement, thereby amending the 2011 Letter Agreement.

Also on August 9, 2012, the Company entered into a letter agreement with Shkreli, which made reference to the MSMB Letter Agreement (the “Shkreli Letter Agreement”). Under the Shkreli Letter Agreement, Shkreli agrees that he will not, and will not cause or permit any of his affiliates to, take any action or refrain from taking any action which, if done or refrained from being done by any of the MSMB Parties, would constitute a breach of the 2011 Letter Agreement as amended by the MSMB Letter Agreement.

The foregoing descriptions of the Bulldog Shareholders Letter Agreement, the MSMB Shareholders Letter Agreement and the Shkreli Letter Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of Bulldog Shareholders Letter Agreement, the MSMB Letter Agreement and of the Shkreli Letter Agreement, which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibits are filed with this report:

Exhibit No.	Description

10.1	Letter Agreement by and among Myrexis, Inc., Bulldog Investors and Brooklyn Capital Management LLC, dated August 6, 2012.

10.2	Letter Agreement by and among Myrexis, Inc., MSMB Healthcare LP, MSMB Healthcare Investors LLC, MSMB Healthcare Management LLC and MSMB Capital Management LLC, dated August 8, 2012.

10.3	Letter Agreement by and between Myrexis, Inc. and Martin Shkreli, dated August 8, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYREXIS, INC.

Dated: August 10, 2012	/s/ Andrea Kendell
Andrea Kendell
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement by and among Myrexis, Inc., Bulldog Investors, and Brooklyn Capital Management LLC, dated August 6, 2012.

10.2	Letter Agreement by and among Myrexis, Inc., MSMB Healthcare LP, MSMB Healthcare Investors LLC, MSMB Healthcare Management LLC and MSMB Capital Management LLC, dated August 8, 2012.

10.3	Letter Agreement by and between Myrexis, Inc. and Martin Shkreli, dated August 8, 2012.